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                                                                   Exhibit 10.14

                                 EXECUTION COPY

                       SECOND LEASE MODIFICATION AGREEMENT

                           Kenvic Associates, Landlord

                                      with

                          Instinet Corporation, Tenant

                                  June 7, 1994
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                       SECOND LEASE MODIFICATION AGREEMENT

            THIS SECOND LEASE MODIFICATION AGREEMENT (the "Agreement"), dated as of June 7, 1994, between KENVIC ASSOCIATES, a partnership having an office at 875 Third Avenue, New York, New York 10022 ("Landlord") and INSTINET CORPORATION, a Delaware corporation having an office at 875 Third Avenue, New York, New York 10017 ("Tenant").

                              W I T N E S S E T H:

            WHEREAS, Landlord and Tenant are parties to that certain lease dated as of November 19, 1992, as modified by a Lease Modification Agreement dated as of July 9, 1993 (the "First Lease Modification Agreement") (said lease, as so modified, is called the "Lease") between Landlord and Tenant, relating to the entire eighteenth (18th), twenty-eighth (28th) and twenty-ninth (29th) floors in the Building;

            WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant a portion of the twenty-seventh (27th) floor of the Building;

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            WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual agreements herein, the Lease is amended as follows:

            1. All the terms of the Lease, the initial letters of which are capitalized and not otherwise defined, shall have the meanings set forth in the Lease.

            2. Section 1.02 of the Lease is modified by adding to the Premises a portion of the twenty-seventh (27th) floor of the Building as indicated by the cross hatching on Exhibit A annexed hereto (the "Additional 27th Floor Premises") . The rentable square foot area of the Additional 27th Floor Premises is hereby deemed to be 14,500 rentable square feet. As used in the Lease, the term "Premises" shall include the Additional Premises (as defined in the First Lease Modification Agreement) and the Additional 27th Floor Premises.


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            3. Section 2.01 of the Lease is hereby modified by deleting the date
"March 31, 2003" and by inserting in its place the date "July 31, 2003."

            4. Section 3.01 of the Lease is hereby modified so that the Fixed Rent payable under the Lease is increased as follows:

                  A. From and after January 1, 1995 until July 31, 1999, the Fixed Rent shall be increased by $449,500 per annum; and

                  B. From and after August 1, 1999 through and including the Expiration Date, the Fixed Rent shall be increased by an additional $58,000, per annum.


            5. Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) of the Lease are hereby modified so that the Tenant's Share is increased to 15.074% (or, if reduced in accordance with Section 6.01(a)(v), to 14.974%); provided however (A) for purposes of Article 6, the Base Tax for 2.18% of the Tenant's Share shall be Real Estate Taxes for the 1994/1995 Tax Year and (B) for purposes of Article 7, the Expense Base for 2.18% of the Tenant's Share shall be the 1994 Calendar Year.



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            6.Tenant has inspected the Additional 27th Floor Premises and acknowledges that the Additional 27th Floor Premises is in good order and repair and accepts the Additional 27th Floor Premises for occupancy (including any mechanical/electrical equipment, wherever located) in its present condition "AS IS" on the date hereof, except as hereinafter provided, except that Landlord shall, in accordance with Exhibit B annexed hereto, in lieu of performing any work with respect to the Additional 27th Floor Premises, provide a Tenants Work Allowance (as defined in Exhibit B) of $435,000. Tenant acknowledges that on the Additional 27th Floor Premises sheet rock now covers the windows over the atrium. Tenant agrees that during the Term it shall maintain said sheet rock and said windows. Tenant expressly waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to be able to deliver possession of the Additional 27th Floor Premises prior to the commencement date of the First Renewal Term (hereinafter defined) should it make the Removal Election (hereinafter defined) with respect to the Additional 27th Floor Premises. Tenant agrees that the foregoing provision is intended to


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constitute "an express provision to the contrary" within the meaning of said
Section 223-a. Any such failure shall not extend the Expiration Date. Notwithstanding the foregoing, if Landlord has made the Removal Election and such failure is not the result of Force Majeure, Tenant may, not earlier than sixty (60) days after the date hereof, elect to cancel this Lease, but only with respect to such Additional 27th Floor Premises, provided, however, such election to cancel shall not be effective if prior thereto Landlord, having made the Removal Election, has completed its Removal Work (hereinafter defined). For purposes of computing the sixty (60) day period referred to above, the Removal Period (hereinafter defined) shall not be included in such computation.

            7. A. Pursuant to Section 7 of the First Lease Modification Agreement, Tenant was granted the 19th Floor Option. Notwithstanding the provisions of said Section 7, but subject to the provisions of paragraph A of said Section 7 including, without limitation, the rights of the tenant under the Kasowitz Lease, Tenant hereby exercises the 19th Floor Option. Landlord acknowledges that, subject to the foregoing, Tenant has validly exercised the 19th Floor Option.


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                  B. Landlord and Tenant agree that the First Lease Amendment is modified as follows:

                        (i) By deleting subparagraph (b) from paragraph C of
Section 7 thereof and replacing it with the following:

                              "(b) Fixed Rent, as defined in Article 3 shall be
increased, as of the date of delivery to Tenant of possession of the 19th Floor, by $712,400 for the period through July 31, 1998 and from August 1, 1998 by an additional $104,000. In addition, pursuant to Section 7(C) (c) below, Tenant shall also pay Additional Rent for the 19th Floor."

                        (ii) By adding to paragraph C of Section 7 thereof a new subparagraph (d) to read as follows:

                              "(d) The term of the lease of the 19th Floor shall
commence on the date Vacant Possession (hereinafter defined) of the 19th Floor is tendered to Tenant and shall end on the Expiration Date. Landlord shall tender Vacant Possession of the 19th Floor to Tenant within thirty (30) days following the obtaining thereof by Landlord from the tenant under the Kasowitz Lease, or otherwise."


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                              (iii) By deleting paragraph D from Section 7 and
replacing it with the following:

                              "D. Landlord shall not enter into any amendment or
modification of the Kasowitz Lease to extend the term thereof beyond the stated expiration date (after giving effect to any existing renewal rights) or grant any additional renewal rights to the tenant under the Kasowitz Lease."

            8. The Lease is further modified as follows:


                  A. By modifying Article 10 (IMPROVEMENTS; TENANT'S PROPERTY) as follows:


                        1. By adding to Section 10.01 the following sentences:
"Landlord agrees Tenant may, in accordance with and subject to the provisions of this Article 10, install, as an Improvement, a stairway between any two (2) contiguous floors which constitute part of the Premises. Upon the termination of this Lease before July 31, 2003, Landlord may send to Tenant a Stairway Reimbursement Notice (hereinafter defined). Unless Tenant has validly exercised its First Renewal Term Option by a First Renewal Term Election Notice or a Conditional First


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Renewal Term Election Notice that has become unconditional, Landlord may, at any time after September 1, 2001 and before January 31, 2003, send to Tenant a Stairway Removal Notice (hereinafter defined). Tenant shall, within ten (10) days after receipt by Tenant of the Stairway Removal Notice, notify Landlord whether it elects (a) to remove, at its sole cost and expense, any such stairway so constructed and restore both such floors to the condition of such floors existing prior to the installation of such stairway or (b) to reimburse the Landlord for the reasonable cost incurred by landlord for such removal and restoration; provided, however, the foregoing obligation to remove, restore or reimburse shall not apply to the stairway between the 18th and 19th floors or to any other such stairway if such Expiration Date or termination occurs during the First Renewal Term or the Second Renewal Term. As used herein, the term
"Stairway Removal Notice" shall be a notice from the Landlord directing that Tenant elect to comply with either clause (a) or clause (b) of this subparagraph
1. As used herein, the term "Stairway Reimbursement Notice" shall mean a notice from Landlord to Tenant demanding that Tenant comply with the provisions of clause (b) of this subparagraph 1. Upon the sending of a Stairway Reimbursement Notice Tenant shall be required, after the


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Expiration Date, to comply with the reimbursement obligations of said clause (b)
of this subparagraph."

                        2. By adding to Section 10.10 of the lease "or at Additional 27th Floor Premises" after the word "Premises" on line 4 of said section.

                  B. By modifying subparagraph B of Section 12.04 of the Lease as follows:

                        1. By inserting the number "(1)" before the word "Landlord" in the first line of said subparagraph B.

                        2. By adding a new subparagraph (2) to read as follows:

            "(2) (a) Subsequent to the date hereof, Tenant will provide Landlord with a comprehensive roof-top plan (the "Roof-Top Plan"), drawn by Flack and Kurtz, onto which Tenant will draw all equipment, machinery, wiring, support apparatus, structures and other ancillary materials which Tenant wishes to place on the roof of the Building and which will be used by Tenant in the day-to-day conduct of its business. The Roof-Top Plan must also show all other


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equipment now located on the roof. Landlord and Landlord's engineer(s) will review such Roof-Top Plan. Provided the Roof-Top Plan and the implementation thereof in accordance therewith does not violate the Certificate of Occupancy, temporary or permanent, for the Building and further provided that, in Landlord's reasonable judgement, the Roof-Top Plan and the implementation thereof in accordance therewith does not interfere with the proper and efficient functioning of the Building or Building Equipment or the pre-existing equipment of any other tenant, Landlord will not unreasonably withhold or delay its approval of the installation of such equipment as shown and specified on such Roof-Top Plan."


            "(b) Tenant shall pay for any and all costs associated with the installation, operation and maintenance of such Roof-Top Plan or its implementation, including the reasonable cost of Landlord's engineer(s) and the cost of any structural changes or reinforcing necessitated by the proposed installations and comply, in all respects, with the provisions of subparagraph B(l) of this Section 12.04. Tenant shall not be required to pay any rent with respect to the rights granted to Tenant under this subparagraph (2). Landlord's approval of Tenant's proposed installation (as shown by the Roof-Top Plan) is not a waiver under this Lease


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of Tenant's obligation to comply with each of the Legal Requirements."


                  C. By deleting the 17th and 18th lines of Section 13.03 of the Lease and replacing them by the following: "under Article 43 (EXTENSION OPTION) or under Article 46 (LIMITED EXPANSION OPTION), then in any such event".



                  D. By modifying Section 16.02 of the Lease by substituting the words beginning with "(amortized over" on line 6 through the words "in excess of Five Million Four Hundred Sixty Thousand Dollars ($5,460,000)" on lines 10 and 11 with the words" "of the out-of-pocket hard costs actually expended by Tenant to install Improvements and other changes to the Premises in connection with its occupancy as follows: (i) with respect to Tenant's occupancy of the Eighteenth
(18th), Twenty-Eighth (28th) and Twenty-Ninth (29th) floors, up to, but not in excess of Five Million Four Hundred Sixty Thousand Dollars ($5,460,000), amortized over the initial ten (10) year Term of the Lease and (ii) with respect to the nineteenth (19th) floor and any and all Expansion Space (hereinafter defined) set forth in an Expansion Election Notice (hereinafter defined) an amount not in excess of the out-of-pocket hard costs actually



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expended by Tenant to install Improvements and other changes (amortized over a ten (10) year period commencing on the first day of the term of the lease of the 19th Floor, with respect to the 19th Floor, and on the first day of the Expansion Term with respect to the Expansion Space).


                  E. By modifying Section 22.04 of the Lease by (1) deleting from line 41 of such Section the word "Tenant" and inserting ", provided such successor corporation executes, acknowledges and delivers to Landlord an agreement in writing expressly assuming and agreeing to be bound by all of the terms, conditions and provisions of this Lease and has complied with all of the other provisions of this Section 22.04, assignor" and (2) adding the following sentences at the end of such section. "Notwithstanding its failure, as Tenant, to comply with only condition (B) of Section 43.01 or Section 46.01, as the case may be, a successor corporation shall be afforded the rights of Tenant under Articles 43 (EXTENSION OPTION) and 46 (LIMITED EXPANSION OPTION) provided that at the time of the sending of the First Renewal Term Election Notice or Conditional First Renewal Term Election Notice or First 28 and 29 Renewal Term Election Notice under Article 43 (EXTENSION OPTION) or its Expansion Election Notice under Article 46 (LIMITED EXPANSION OPTION), as the case may be, such successor corporation



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either (1) has a Standard and Poors rating of BBB or better and a Moody's rating of Baa or better (unless such successor corporation is rated by only one (1) such service, in which event it has such rating of such service) or (2) has a net worth of not less than the $100 million, as shown on its most recent audited financial statement provided, however, that such audited financial statement is for a calendar year or fiscal year ending not more than eighteen (18) months prior to the time of the sending of such First Renewal Term Election Notice or Conditional First Renewal Term Election Notice or First 28 and 29 Renewal Term Election Notice under Article 43 (EXTENSION OPTION) or its Expansion Election Notice under Article 46 (LIMITED EXPANSION OPTION), as the case may be, (which financial statement shall be prepared in accordance with generally accepted accounting principles by one of the so-called "big eight (8)" accounting firms or such other nationally or regionally recognized accounting firms as may be approved by Landlord, such approval not to be unreasonably withheld) and, in either case, provide Landlord with a true copy of such ratings or such audited financial statement, as the case may be, and provided further, however, if the audited financial statement submitted by Tenant is not of its most recently completed calendar year or fiscal year, Tenant shall, promptly after the preparation of such audited financial statement for its



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most recently completed calendar year or fiscal year, but not later than one hundred twenty (120) days after the completion of such calendar year or fiscal year, deliver a copy thereof (the "Recent Audited Statement") to Landlord (and if such Recent Audited Statement discloses a net worth of less than $100 million, Tenant shall, within thirty (30) days after the delivery of such Recent Audited Statement, comply with the provisions of clause (3) hereinafter set forth, irrespective of the net worth shown on any other financial statement submitted by Tenant) or (3) if neither of the foregoing tests is met, provide Landlord, in accordance with and subject to the provisions of Section 36.01A and 36.01B, a one (1) year irrevocable, unconditional Credit (as defined in Section 36.01A) in an amount equal to the aggregate of all Fixed Rent and all Additional Rent due pursuant to the Lease for the previous fifteen (15) months of the Lease, which Credit shall comply with the provisions of Sections 36.01A and 36.01B of the Lease and shall otherwise be in form and content reasonably satisfactory to Landlord. Tenant shall, with respect to such Credit, comply with its obligations pursuant to the provisions of said Sections 36.01A and 36.01B and shall maintain such Credit in such amount during the balance of the Term of the Lease including, if applicable, the First Renewal Term and the Second Renewal Term; provided, however, that so long as


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Tenant is not in default under the Lease beyond any notice and applicable grace period, on the first day of each of the last twelve (12) months prior to the Expiration Date, the required Credit shall be reduced by one-twelfth (1/12) of the Credit, except that in the last month prior to the Expiration Date, the required Credit shall be reduced to $100,000, which $100,000 Credit shall be reduced to zero thirty (30) days after the Expiration Date."

                  F. By deleting from Section 22.09 of the Lease the number "21,750" and replacing it with "twenty-five percent (25%) of the" and by adding to said Section the following sentence. "Tenant agrees that upon the execution and delivery of this Agreement the rentable square footage of the Premises consists of 100,500 square feet."

                  G. By deleting from the 6th line of Section 31.02 of the Lease the words "seventy-five (75) lines on the Building directory in the aggregate" and replacing them with "in the aggregate, 1 line on the Building directory for each 1000 square feet of rentable area of the Premises of which Tenant is in possession."

                  H. By deleting from the eighth (8th) and ninth (9th) lines of
Section 39.01A.(b) of the Lease and


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replacing them with the following: "informational purposes only to Warshaw
Burstein Cohen Schlesinger & Kuh, 555 Fifth Avenue, New York, New York 10017,
Attention: Thomas J. Malmud."

                  I. Paragraph 14 of the First Lease Modification Agreement is amended by deleting subparagraph (b) thereof in its entirety and replacing it with the following:

            "(b) As of the date hereof, Tenant utilizes one dedicated 200 amp, 480 volt, three phase electrical switch, which is located in the Building frame room, and Tenant will not disconnect or expand the same. Landlord hereby grants Tenant the right to construct and install a new, dedicated 400 amp, 480 volt, three phase electrical switch in a location in the Building's frame room approved by Landlord in Landlord's sole discretion. All other aspects of the design and construction of the new switch shall be subject to the Landlord's right of approval which shall not be unreasonably withheld or delayed and shall be further subject to the unconditional approval of (1) Consolidated Edison, (2) Landlord's engineer and (3) Tenant's engineer. In addition, Tenant must comply with all Legal Requirements and any power shut-downs must be accomplished "off hours"


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and must not interfere with the business of any other tenant in the Building.
All costs associated with the foregoing work shall be paid for by Tenant, including the cost of Landlord's engineer."


            9. Article 43 of the Lease (EXTENSION OPTION) is hereby deleted in its entirety and replaced by the following:


                                   ARTICLE 43
                                Extension Option

            Section 43.01. If, during the Term of the Lease, Tenant is not in default under the Lease beyond any applicable notice and grace period, and provided that on the date (the "First Effective Date") of the sending of the First Renewal Term Election Notice (hereinafter defined) or the Conditional First Renewal Term Election Notice (hereinafter defined), as the case may be, Tenant meets either of the following conditions: (A) Tenant, and all related corporations (as defined in Section 22.03 of the Lease), which are a permitted sublessee or sub-sublessee of the Premises and have continuously qualified as a related corporation, have not subleased, in the aggregate, more than forty percent (40%) of the entire Premises to one or more


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corporations or other business entities which are not related corporations, and the remaining sixty percent (60%) of the Premises is in the possession of Tenant or a related corporation, or (B) Tenant is not in occupancy of the Premises and the entire Premises has been subleased to a single subtenant (other than a related corporation (as so defined)) which subtenant is then in occupancy of one hundred percent (100%) of the then Premises so that there are no sub-subtenants, then in such case, Tenant shall have a single option (the "First Renewal Term Option") to extend and renew the Term of the Lease with respect to all, but not less than all, of the Premises as of the First Effective Date, including, the eighteenth (18th) floor, the nineteenth (19th) floor, the portion of the twenty-seventh (27th) floor leased pursuant to this Agreement, the twenty-eighth
(28th) floor, the twenty-ninth (29th) floor, [but with respect to the twenty-eighth (28th) and twenty-ninth (29) floors, Tenant shall have a First Renewal Term Option only after Landlord has sent Tenant the Landlord 28 and 29 Availability Notice (hereinafter defined)] and such portion or portions of the Expansion Space with respect to which Tenant has validly sent either (1) an Expansion Election Notice or (2) a Renewal Termination Notice (hereinafter defined) electing to withdraw the Renewal Condition (hereinafter defined), (said space in the Building including such portion


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or portions of the Expansion Space which is, as of the First Effective Date a part of the Premises [other than the twenty-eighth (28th) and twenty-ninth
(29th) floors unless Landlord has sent a Landlord 28 and 29 Availability Notice] being called the "First Renewal Premises") for one (1) additional period of five
(5) years commencing on August 1, 2003 and ending on July 31, 2008 (the "First Renewal Term"), upon the same terms and conditions as contained in this Lease (unless changed or modified by this Agreement or other mutual agreement) except that (i) subject to the provisions of paragraph A of Section 43.03, the Fixed Rent per rentable square foot for the First Renewal Premises during the First Renewal Term shall be a sum equal to the fair market rental value per rentable square foot for the First Renewal Premises as of the first day of the First Renewal Term, taking into account the rentals at which leases are being concluded for comparable space in the Building and in comparable buildings in the same rental area as the Building, and taking into account the unique character, location and first-class operation of the Building; (ii) for the First Renewal Term, the Base Tax under Article 6 (TAX PAYMENTS) shall mean the Real Estate Taxes for the 2003/2004 Tax Year and the Expense Base under Article 7 (ESCALATION) shall mean the Expenses for the calendar year 2003; (iii) except as hereinafter provided, the First Renewal Premises



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shall be tendered to Tenant in its then "AS IS" condition and Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to such First Renewal Premises, and (iv) the Lease, as extended, shall not contain any renewal or extension option with respect to the First Renewal Premises except the Second Renewal Option set forth in Section 43.05.

            Section 43.02. The exercise of the First Renewal Term Option shall be effective only upon, and in strict compliance with, and subject to the following terms and conditions:


            A. (1) Except as otherwise provided in Section 43.09, written notice of such election (the "First Renewal Term Election Notice") shall be given by Tenant to Landlord not earlier than the earlier of (a) any time after Landlord has sent a Landlord 25 and 29 Availability Notice or (b) March 1, 2000 nor later than May 1, 2000. The First Renewal Term Election Notice shall state that the Tenant hereby irrevocably and unconditionally elects, pursuant to the provisions of Article 43 of the Lease, to extend and renew the Term of the Lease for the First Renewal Term for all of the First Renewal Premises; provided, however, if at the time of the sending of the First Renewal Term Election



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Notice Tenant is in compliance with only condition (A) of Section 43.01 [and not condition (B) of said section], the First Renewal Term Election Notice may contain the following language (the "Renewal Condition"): Tenant conditions its First Renewal Term Election Notice upon receipt from Landlord prior to August 1, 2001 of a Landlord Expansion Space Availability Notice (hereinafter defined) with respect to the following S & A Expansion Space (hereinafter defined):
[Tenant to insert description of S & A Expansion Space which meets the requirements of condition X of Section 46.01.] A First Renewal Term Election Notice containing a Renewal Condition is hereafter called a "Conditional First Renewal Term Election Notice." At the time of the sending of the Conditional First Renewal Term Election Notice, the Tenant and such Conditional First
Renewal Term Election Notice must also meet the requirements of Conditions W, Y and Z of Section 46.01 for which purpose such Conditional First Renewal Term Election Notice shall be deemed an Expansion Election Notice.

            (2) Time shall be of the essence for the sending by Tenant of the First Renewal Term Election Notice or the Conditional First Renewal Term Election Notice, as the case may be.


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            (3) Between (a) August 1, 2001 and August 31, 2001 or (b) within thirty (30) days after receipt, prior to August 1, 2001, of an S & A Non-Availability Notice (hereinafter defined), whichever first occurs, Tenant, except as hereinafter provided, may elect by notice to Landlord ("Renewal Termination Notice") either (i) to withdraw the Renewal Condition, thus making the Conditional First Renewal Term Election Notice unconditional or (ii) to cancel the Conditional First Renewal Term Election Notice. In the event that Tenant fails to send a valid Renewal Termination Notice, Tenant shall be irrevocably deemed to have sent a Renewal Termination Notice electing under clause (i) above to withdraw the Renewal Condition.

            (4) No Renewal Termination Notice may be sent (a) after the sending of a Landlord Expansion Space Availability Notice with respect to the S&A Expansion Space set forth in the Conditional First Renewal Term Election Notice or (b) if no such Landlord Expansion Space Availability Notice with respect to the S & A Expansion Space set forth in the Conditional First Renewal Term Election Notice has been sent, prior to the earlier of (i) August 1, 2001 or
(ii) receipt from Landlord of a notice that Landlord reasonably believes that Vacant Possession of the S & A Expansion Space set forth in the Conditional First


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Renewal Term Election Notice shall not be delivered to Landlord prior to the commencement of the First Renewal Term (the "S & A Non-Availability Notice").

            (5) Upon (a) the valid sending of a Conditional First Renewal Term Election Notice and the occurrence of either (i) the election or deemed election to withdraw the Renewal Condition or (ii) the sending of a Landlord Expansion Space Availability Notice with respect to the S & A Expansion Space set forth in the Conditional First Renewal Term Election Notice, or (b) the valid sending of a First Renewal Term Election Notice, commencing August 1, 2003 the Premises shall be deemed to include the First Renewal Premises and the Term of the Lease shall be deemed extended, in accordance with the provisions of this Agreement, to July 31, 2008 which shall be deemed the Expiration Date.

            B. After delivery of the First Renewal Term Election Notice by Tenant to Landlord, Landlord and Tenant shall, in order to determine the Fixed Rent per rentable square foot for the First Renewal Premises during the First Renewal Term, seek to agree as to the amount of the fair annual market rental value per rentable square foot for the First Renewal Premises. If they shall not agree as to such


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value by the date which is thirty (30) days after Tenant gives to Landlord the
First Renewal Term Election Notice, then and in such event said annual fair market rental value per rentable square foot shall be determined by "baseball arbitration" pursuant to Article 28 (ARBITRATION) and as hereinafter in this Article provided.


            C. Tenant shall not be in default under any of the terms, covenants and conditions of this Lease beyond any notice and grace period hereunder at the time Tenant gives the First Renewal Term Election Notice or the Conditional First Renewal Term Election Notice, as the case may be, to Landlord.

            Section 43.03. A. Notwithstanding the foregoing, and the result of any arbitration as hereinafter provided, the parties understand and agree that if the rentable square feet of the First Renewal Premises set forth in the First Renewal Term Election Notice does not exceed 126,500 rentable square feet, the Fixed Rent per rentable square foot for the First Renewal Premises for the First Renewal Term shall in no event be less than the aggregate of (i) the Fixed Rent per rentable square foot for the First Renewal Premises payable as of July 31, 2003, the last day of the initial Term and (ii) the sum (per rentable square foot for


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the First Renewal Premises) of the expense escalation and Tax Escalation
Additional Rent payable under Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) for the last twelve (12) months of the initial Term of this Lease.


                  B. If on the first day of the First Renewal Term, the amount of the Fixed Rent payable for the First Renewal Premises during the First Renewal Term in accordance with the foregoing provisions of this Article shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent for the First Renewal Premises at 125% of the Fixed Rent per rentable square foot for the First Renewal Premises payable hereunder as of the last day of the initial Term (the "First Temporary Rate"). After the determination by appraisal of the annual fair market rental value per rentable square foot for the First Renewal Premises, if such value is greater or lesser than the First Temporary Rate, Tenant shall promptly pay to Landlord or Landlord shall pay to Tenant, as the case may be, the difference between the rent theretofore paid at the First Temporary Rate and the rental value per rentable square foot determined by the appraisal; and the Fixed Rent for the First Renewal Premises so determined by the appraisal shall, except as otherwise provided, be payable during the First Renewal Term.

                  C. Upon determination of the Fixed Rent for the First Renewal Term, Landlord and Tenant shall execute, acknowledge and deliver to each other an agreement specifying the amount of the Fixed Rent for the First Renewal Premises for such First Renewal Term (but any failure to execute such an agreement shall not affect Tenant's obligation to pay and Landlord's right to receive such Fixed Rent).


            Section 43.04. If Landlord and Tenant shall be unable to agree as to the annual fair market rental value per rentable square foot within said thirty
(30) day period, then and in such event said annual fair market rental value per rentable square foot for the First Renewal Premises shall be determined by "baseball arbitration" pursuant to Article 28 of the Lease (ARBITRATION) and as hereinafter provided.


            The arbitrator shall be a licensed real estate broker doing business in the Borough of Manhattan, City and State of New York, and having not less than fifteen (15) years active experience as a real estate broker in said Borough. In making this determination, the arbitrator shall consider and follow the directions set forth in this Article.

            Upon the mutual agreement by the parties to this Lease of a single arbitrator, (or the appointment of a single arbitrator under the terms of Article 28 (ARBITRATION)), Landlord and Tenant shall each immediately submit to the single arbitrator its determination of the annual fair market rental value per rentable square foot for the First Renewal Premises and said arbitrator shall within thirty (30) days find as correct either (A) the market rent that was determined and set forth by Landlord or (B) the market rent that was determined and set forth by Tenant.


            Landlord and Tenant shall each pay one-half (1/2) of the fees of the arbitrator appointed pursuant to the provisions of this paragraph.

            Section 43.05. If Tenant has duly exercised the First Renewal Term Option and is not in default under the Lease beyond any applicable notice and grace period, and provided that on the date (the "Second Effective Date") of the sending of the Second Renewal Term Election Notice (hereinafter defined) Tenant meets either of the following conditions: (A) Tenant, and all related corporations (as defined in Section 22.03 of the Lease), which are a permitted sublessee or sub-sublessee of the Premises and have continuously qualified as a related corporation, have not subleased, in the aggregate, more than forty percent (40%) of the entire Premises to one or more corporations or other business entities which are not related corporations, and the remaining sixty percent (60%) of the Premises is in the possession of Tenant or a related corporation, or (B) Tenant is not in occupancy of the Premises and the entire Premises has been subleased to a single subtenant (other than a related corporation (as so defined)) which subtenant is then in occupancy of one hundred percent (100%) of the then Premises so that there are no sub-subtenants, then in such case, Tenant shall have a single option (the "Second Renewal Term Option") to extend and renew the Term of this Lease with respect to all, but not less than all, of the space in the Building which is, as of the Second Effective Date, then part of the Premises, (such space being called the "Second Renewal Premises") for an additional period of five (5) years commencing on August 1, 2008 and ending on July 31, 2013 (the "Second Renewal Term"), upon the same terms and conditions as contained in this Lease (unless changed or modified by this Agreement or other mutual agreement) except that (i) subject to the provisions of paragraph A of Section 43.07, the Fixed Rent per rentable square foot for the Second Renewal Premises during the Second Renewal Term shall be a sum equal to the annual fair market rental value per rentable square foot of the Second

Renewal Premises as of the first day of the Second Renewal Term, taking into account the rentals at which leases are being concluded for comparable space in the Building and in comparable buildings in the same rental area as the Building and taking into account the unique character, location and first-class operation of the Building; (ii) for the Second Renewal Term, Base Tax under Articles 6 (TAX PAYMENTS), shall mean the Real Estate Taxes for the 2008/2009 Tax Year and Expense Base under Article 7 (ESCALATION), shall mean the Expenses for the calendar year 2008; (iii) except as hereinafter provided, the Second Renewal Premises shall be tendered to Tenant in its then "AS Is" condition and Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to such Second Renewal Premises, and (iv) the Lease, as extended, shall not contain any further renewal option with respect to all or any of the Second Renewal Premises.


            Section 43.06. The exercise of such Second Renewal Term Option shall be effective only upon, and in strict compliance with, and subject to the following terms and conditions:

            A. Written notice of such election (the "Second Renewal Term Election Notice") shall be given by Tenant to

Landlord not earlier than after the commencement of the First Renewal Term nor later than July 31, 2007. The Second Renewal Term Election Notice shall state that the Tenant hereby irrevocably and unconditionally elects, pursuant to the provisions of Article 43 of the Lease, to extend and renew the Term of the Lease for all of the Second Renewal Premises. Time shall be of the essence for the sending of the Second Renewal Term Election Notice by Tenant. Upon the valid sending of the Second Renewal Term Election Notice, commencing August 1, 2008 the Premises shall be deemed to include the Second Renewal Premises and the Term of the Lease shall be deemed extended, in accordance with the provisions hereof, to July 31, 2013 which shall be deemed the Expiration Date.

            B. Beginning on August 1, 2007 Landlord and Tenant shall, in order to determine the Fixed Rent per rentable square foot for the Second Renewal Premises during the Second Renewal Term, seek to agree as to the amount of the fair annual market rental value per rentable square foot for all of the Second Renewal Premises. If they shall not agree as to such value by September 1, 2007, then and in such event said annual fair market rental value per rentable square foot shall be determined by "baseball arbitration" pursuant to Article 28 (ARBITRATION) and as hereinafter in this Article provided.


            C. Tenant shall not be in default under any of the terms, covenants and conditions of this Lease beyond any notice and grace period hereunder at the time Tenant gives the Second Renewal Term Election Notice to Landlord.


            Section 43.07. A. Notwithstanding the foregoing, and the result of any arbitration as hereinafter provided, the parties understand and agree that the Fixed Rent per rentable square foot for the Second Renewal Premises for the Second Renewal Term shall in no event be less than the aggregate of (i) the Fixed Rent per rentable square foot for the Second Renewal Premises payable as of the last day of the First Renewal Term, and (ii) the sum (per rentable square foot for the Second Renewal Premises) of the expense escalation and Tax Escalation Additional Rent payable under Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) for the last twelve (12) months of the First Renewal Term of this Lease.


            B. If on the first day of the Second Renewal Term, the amount of the Fixed Rent payable for the Second Renewal Premises during the Second Renewal Term in accordance with the foregoing provisions of this Article shall not have been determined, then, pending such determination, Tenant shall pay Fixed Rent for the Second Renewal Premises at 125% of the Fixed Rent per rentable square foot for the Second Renewal Premises payable hereunder as of the last day of the First Renewal Term (the "Second Temporary Rate"). After the determination by appraisal of the annual fair market rental value per rentable square foot for the Second Renewal Premises, if such value is greater or lesser than the Second Temporary Rate, Tenant shall promptly pay to Landlord or Landlord shall pay to Tenant, as the case may be; the difference between the rent theretofore paid at the Second Temporary Rate and the rental value per rentable square foot determined by the appraisal; and the Fixed Rent for the Second Renewal Premises so determined by the appraisal shall, except as otherwise provided, be payable during the Second Renewal Term.

            C. Upon determination of the Fixed Rent for the Second Renewal Term, Landlord and Tenant shall execute, acknowledge and deliver to each other an agreement specifying the amount of the Fixed Rent for the Second Renewal Premises for such Second Renewal Term (but any failure to execute such an agreement shall not affect

Tenant's obligation to pay and Landlord's right to receive such Fixed Rent).


            Section 43.08. If Landlord and Tenant shall be unable to agree as to the annual fair market rental value per rentable square foot within said thirty
(30) day period, then and in such event said annual fair market rental value per rentable square foot for the Second Renewal Premises shall be determined by "baseball arbitration" pursuant to Article 28 of the Lease (ARBITRATION) and as hereinafter provided.


            The arbitrator shall be a licensed real estate broker doing business in the Borough of Manhattan, City and State of New York, and having not less than fifteen (15) years active experience as a real estate broker in said Borough. In making this determination, the arbitrator shall consider and follow the directions set forth in this Article.


            Upon the mutual agreement by the parties to this Lease of a single arbitrator, (or the appointment of a single arbitrator under the terms of Article 28 (ARBITRATION)), Landlord and Tenant shall each immediately submit to the single arbitrator its determination of the annual fair market rental value per rentable square foot for the Second Renewal Premises and said arbitrator shall within thirty (30) days find as correct either (A) the market rent that was determined and set forth by Landlord or (B) the market rent that was determined and set forth by Tenant.

            Landlord and Tenant shall each pay one-half (1/2) of the fees of the arbitrator appointed pursuant to the provisions of this paragraph.

            Section 43.09. Notwithstanding the provisions of Sections 43.01,
43.02 and Paragraph A of Section 43.03:

            A. The rights of Tenant under this Article 43 during the First Renewal Term and Second Renewal Term with respect to either or both of the twenty-eighth (28th) and twenty-ninth (29th) floors (the "28 and 29 Renewal Premises") are subject to the rights of the tenant under the existing lease between Debevoise & Plimpton and Landlord, as the same may be amended or modified from time to time after the date hereof by Landlord and the tenant under such lease (such lease, as it may be so amended or modified is called the "Debevoise & Plimpton Lease"). Nothing contained in this Agreement or in the First Lease Modification Agreement, or the sending to Tenant of a Landlord Expansion Space

Availability Notice, or the sending by Tenant of an Expansion Election Notice in response to the Landlord Expansion Space Availability Notice, or the sending of a First 28 and 29 Renewal Term Election Notice (hereinafter defined) shall be construed (1) to grant any renewal or extension rights to Tenant with respect to the 28 and 29 Renewal Premises unless and until a Landlord 28 and 29 Availability Notice is required to be sent to Tenant, Tenant expressly acknowledging that Landlord is under no duty to cause the tenant of the Debevoise & Plimpton Lease to surrender to Landlord, or waive, all or any of its rights to the 28 and 29 Renewal Premises and that Landlord may never be required to or be able to send a Landlord 28 and 29 Availability Notice, and that Landlord may, if it so elects in its sole discretion, actively deal in any manner with the tenant under the Debevoise & Plimpton Lease in such a manner as may prevent such tenant from surrendering or waiving (or in such manner as may induce such tenant not ever to surrender or waive) all of its rights to the 28 and 29 Renewal Premises to Landlord, (2) to prevent Landlord from negotiating with the tenant under the Debevoise & Plimpton Lease or from entering into one or more modifications of the Debevoise & Plimpton Lease, which modification or modifications may contain modifications to the rental or other provisions thereof or grant renewal or extension options in favor of the tenant under the Debevoise & Plimpton Lease; the term of which may extend past the Term of this Lease as it may be extended, (3) to obligate Landlord to (a) refuse its consent to any proposed sublease or assignment by the tenant under the Debevoise & Plimpton Lease of all or any portion of the premises demised thereunder or the 28 and 29 Renewal Premises,
(b) accept a surrender by the tenant of the Debevoise & Plimpton Lease of its rights with respect to the 28 and 29 Renewal Premises or (c) agree with the tenant under the Debevoise & Plimpton Lease to cancel or modify the rights of such tenant with respect to such 28 and 29 Renewal Premises or (4) to obligate Landlord to evict the tenant under the Debevoise & Plimpton Lease if in default thereunder, even if the effect of any such action or inaction described in clauses (1) to (4) inclusive, considered singly or cumulatively, may be to preclude the tenant of the 28 and 29 Renewal Premises from ever surrendering or waiving (or to induce such tenant not ever to surrender or waive) all of its rights to the 28 and 29 Renewal Premises or may otherwise materially and adversely affect the possibility of tendering of Vacant Possession of the 28 and 29 Renewal Premises to Tenant.

            B. Anything herein contained to the contrary notwithstanding, Tenant's renewal option with respect to the

28 and 29 Renewal Premises is conditioned upon and is subject and subordinate to (1) the provisions of paragraph A of this Section and (2) the tenant under the Debevoise & Plimpton Lease surrendering to Landlord or waiving all of its rights to the 28 and 29 Renewal Premises or such tenant failing to elect to rent such 28 and 29 Renewal Premises pursuant to its rights under the Debevoise & Plimpton Lease. Tenant hereby acknowledges that the tenant under the Debevoise & Plimpton Lease has such prior right to rent the 28 and 29 Renewal Premises beginning August 1, 2003 and that Tenant has no right under this Article 43 or any other provision of this Agreement or the Lease with respect to the 28 and 29 Renewal Premises unless and until the tenant under the Debevoise & Plimpton Lease fails to so rent the 28 and 29 Renewal Premises whether pursuant to such right or on other terms and conditions that may, after the date hereof, be negotiated by Landlord and the tenant under the Debevoise & Plimpton Lease. Promptly after Landlord and the tenant under the Debevoise & Plimpton lease unconditionally and irrevocably agree to the waiver by such tenant or its surrender to Landlord of all of its rights to the 28 and 29 Renewal Premises with respect to the First Renewal Term and the Second Renewal Term, Landlord will notify Tenant thereof pursuant to a Landlord 28 and 29 Availability Notice; provided, however, subject to the provisions of paragraph C of this Section 43.09, Landlord shall not be required to give Tenant a Landlord 28 and 29 Availability Notice after July 31, 2003.

            C. Written notice of the election to renew the Lease with respect to the 28 and 29 Renewal Premises (the "First 28 and 29 Renewal Term Election Notice") shall be given by Tenant to Landlord within thirty (30) days (with time of the essence) after Landlord sends written notice ("Landlord 28 and 29 Availability Notice") to Tenant of the date (other than the stated expiration date of the Debevoise & Plimpton Lease) on which the Landlord reasonably believes the tenant of the 28 and 29 Renewal Premises will surrender all of its rights to the 28 and 29 Renewal Premises to Landlord with respect to the First Renewal Term and the Second Renewal Term; provided, however, such First 28 and 29 Renewal Term Election Notice shall not be effective unless either (1) Tenant has previously sent either (a) a valid First Renewal Term Election Notice or (b) a valid (i) Conditional First Renewal Term Election Notice with respect to all other First Renewal Premises and (ii) Renewal Termination Notice electing to withdraw the Renewal Condition or (2) concurrently with the sending of the First 28 and 29 Renewal Term Election Notice Tenant sends either (a) a valid First Renewal Term Election Notice or (b) a valid (i) Conditional First Renewal Term Election Notice with respect to all other First Renewal Premises and (ii) Renewal Termination Notice electing to withdraw the Renewal Condition. The First 28 and 29 Renewal Term Election Notice shall state that the Tenant hereby elects to extend and renew the Term of the Lease for all of the First Renewal Term for all of the 28 and 29 Renewal Premises pursuant to Article 43 of the Lease and may, if the conditions of
Section 46.07 have been met, set forth the election permitted thereunder. Time shall be of the essence for the sending of the First 28 and 29 Renewal Term Election Notice.

            D. Upon the giving of the First 28 and 29 Renewal Term Election Notice, for all purposes of Section 43.01 to 43.04 inclusive (1) the First 28 and 29 Renewal Term Election Notice and the 28 and 29 Renewal Premises shall be deemed, respectively, a First Renewal Term Election Notice (with respect to the 28 and 29 Renewal Premises) and part of the First Renewal Premises, and (2) Sections 43.01 to 43.04 inclusive shall be so applied thereto.

            E. The commencement date of the First Renewal Term with respect to the 28 and 29 Renewal Premises shall be August 1, 2003, and the Expiration Date of the First Renewal Term shall be July 31, 2008.

            Section 43.10. In the event that the rentable square feet of the First Renewal Premises set forth in the First Renewal Term Election Notice exceeds 182,500 rentable square feet, Article 43 shall, if Tenant so elects concurrently with the first to occur of (a) the sending of its First Renewal Term Election Notice, or (b) the sending of its Renewal Termination Notice electing to withdraw the Renewal Condition, be deemed modified as follows:

            A. By modifying Section 43.01 (i) to delete (a) from the 44th line thereof the words "five (5) years" and replace these words with "ten (10) years", (b) from the 45th line thereof the year "2008" and replace it with the year "2013" and (c) from clause (iv) the words "except the Second Renewal Option set forth in Section 43.05" and (ii) to put a period after the word "Premises" in said clause (iv).

            B. By modifying paragraph A of Section 43.02 and paragraph E of
Section 43.09 by deleting the year "2008" and replacing it with the year "2013".

            C. By deleting Sections 43.05 to 43.08 inclusive.

            Section 43.11. Upon the occurrence of either of the events set forth in clause (a) or (b) of Section 43.02A(5), with respect to the First Renewal Premises the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of such S & A Expansion Space as part of the Premises for the First Renewal Term, the increase of the Tenant's Share by reason of the addition of such S & A Expansion Space and such other changes resulting from the occurrence of either of such events. Except for such changes, the provisions of this Lease shall apply with respect to such S & A Expansion Space. Notwithstanding the foregoing, in the event Landlord fails or is unable to tender all or any portion of such S & A Expansion Space to Tenant on the proposed delivery date thereof as a result of Force Majeure, the performance by Landlord of Removal Work or the holding over of the prior tenant or otherwise, Landlord shall not be subject to any liability whatsoever for such failure or inability to tender Vacant Possession during the continuation of the Force Majeure, holding over by such prior tenant or performance of such Removal Work, but the Fixed Rent and Additional Rent shall not commence with respect to such portion of such S & A Expansion Space until the date on which Vacant Possession thereof is actually tendered to Tenant. Notwithstanding the foregoing, if Vacant Possession of any S & A Expansion Space included in such First Renewal Premises is not tendered by Landlord within twelve (12) months following the stated expiration date of the existing lease of such S & A Expansion Space, Tenant may, by notice given to Landlord after such twelve (12) month period has expired but prior to the date Vacant Possession is tendered to Tenant, elect to cancel its First Renewal Term Election Notice or Conditional First Renewal Term Election Notice, as the case may be, but only with respect to such S & A Expansion Space as to which such Vacant Possession has not been tendered. For purposes of computing the twelve
(12) month period referred to above, the Removal Period shall not be included in such computation. Nothing herein shall operate to extend the Expiration Date for any of the Premises (including but not limited to such Expansion Space) beyond the date otherwise fixed for the expiration of the Term or of the First Renewal Term, as applicable.

            Section 43.12. In addition to the limitation of liability set forth in Section 43.11, Tenant expressly waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver Vacant Possession of any S & A Expansion Space on the commencement date of the First Renewal Term. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a. Any such failure to so deliver Vacant Possession shall not extend the Expiration Date of the First Renewal Term. Notwithstanding the foregoing provisions of this Section 43.12, in the event that the failure to deliver Vacant Possession of any S & A Expansion Space on the commencement date of the First Renewal Term is not the result of Force Majeure, the holding over of the prior tenant or the performance of Removal Work, Tenant may, not earlier than sixty (60) days after the commencement date of the First Renewal Term, elect to cancel its First Renewal Term Election Notice or Conditional First Renewal Term Election Notice, as the case may be, but only with respect to such S & A Expansion Space with respect to which Vacant Possession was not so delivered; provided however, such election to cancel shall not be effective if prior thereto Landlord has tendered Vacant Possession of such S & A Expansion Space to Tenant. For purposes of computing the sixty (60) day period referred to above, the Removal Period shall not be included in such computation.


            10. Article 44 of the Lease (LIMITED RENEWAL OPTION) is hereby deleted.



            11. Articles 45 (LIMITED EXPANSION OPTION), 46 (THIRD FLOOR OPTION OF LIMITED RIGHT OF FIRST REFUSAL) and 47 (RIGHT OF FIRST OFFERING) of the Lease are hereby deleted and replaced by the following:


                                   ARTICLE 46
                            Limited Expansion Option

            Section 46.01. Subject to the rights of the tenant under the Debevoise & Plimpton Lease with respect to the D & P Expansion Space (hereinafter defined) and the rights of the tenant under the existing lease between Sidley & Austin and Landlord, as the same may be amended or modified from time to time after the date hereof by landlord and the tenant under such lease, except as such right to amend or modify said lease with Sidley & Austin is limited by Section 46.06, (such lease, as it may be so amended or modified, is called the "Sidley & Austin Lease") with respect to the S & A Expansion Space if, during the Term of the Lease, Tenant is not in default under the Lease beyond any applicable notice and grace period, and provided (A) Tenant, and all related corporations (as defined in Section 22.03 of the Lease), which are a permitted sublessee or sub-sublessee of the Premises and have continuously qualified as a related corporation, have not subleased, in the aggregate, more than forty percent (40%) of the entire Premises to one or more corporations or other business entities which are not related corporations, and the remaining sixty percent (60%) of the Premises is in the possession of Tenant or a related corporation, or (B) Tenant gives notice (the "Expansion Election Notice") to Landlord within thirty (30) days (with respect to which Expansion Election Notice time is expressly of the essence) after Landlord has sent to Tenant a notice (the "Landlord Expansion Space Availability Notice") setting forth the date prior to the stated expiration date of the existing lease of such Expansion Space on which Landlord reasonably expects the tenant of the Expansion Space identified in such notice to tender possession of such Expansion Space vacant of such tenant, all subtenants and occupants and free of the personal property of and all claims by such tenant with respect to such Expansion Space that was identified in such notice (such possession being hereinafter called "Vacant Possession"), (C) if a Landlord Expansion Space Availability

Notice is sent after the earliest date on which a First Renewal Term Election Notice may be sent by Tenant, Tenant has theretofore exercised its Extension Option pursuant to a First Renewal Term Election Notice (or a Conditional First Renewal Term Election Notice with respect to which the Renewal Condition was withdrawn or deemed withdrawn) in accordance with Article 43 (EXTENSION OPTION) and (D) Tenant complies with the conditions set forth below, Tenant shall have the option (the "Limited Expansion Option") to lease all of the entire eighth
(8th), ninth (9th), tenth (10th), eleventh (11th), twelfth (12th), fourteenth
(14th) floors [there being no thirteenth (13th) floor] (said six (6) floors being collectively called the "S & A Expansion Space"), the twentieth (20th), twenty-first (21st), twenty- second (22nd), twenty-third (23rd), twenty-fourth
(24th), twenty-fifth (25th), twenty-sixth (26th) floors and the portion of the twenty-seventh (27th) floor which is not leased pursuant to this Agreement (said seven and one half (7 1/2) floors being collectively called the "D & P Expansion Space" and, together with the S & A Expansion Space, collectively the "Expansion Space") which are set forth in the Landlord Expansion Space Availability Notice for a term commencing on the date Vacant Possession of the Expansion Space set forth in the Landlord Expansion Space Availability Notice is tendered to Tenant and ending on the last day of the Term of the Lease (the "Expansion Term"), upon the same terms and conditions set forth in the Lease (unless changed or modified by this Agreement or other mutual agreement). Landlord and Tenant each acknowledge that Landlord need not give a Landlord Expansion Space Availability Notice after July 31, 2003, whether or not Vacant Possession of any Expansion Space is thereafter obtained by Landlord. The measurement of the rentable square feet of such Expansion Space shall be calculated by Landlord on the same basis as the twenty-eighth (28th) and twenty-ninth (29th) floors of the Premises. Subject to the provisions of additional condition X of this Section 46.01, Vacant Possession of such Expansion Space will be tendered to Tenant on the date, if at all, on which Vacant Possession of such floors is obtained by Landlord, at the Fixed Rent and Additional Rent provided below. Notwithstanding the foregoing, Tenant may not exercise the Limited Expansion Option for any Expansion Space unless at the time the Expansion Election Notice is sent and, to the extent set forth below on the first day of the Expansion Term, all of the following additional conditions W, X, Y and Z are met:

            W. The Expansion Election Notice must state that Tenant elects to add to the Premises the following portions of the Expansion Space set forth in the Landlord Expansion

Space Availability Notice: [Tenant to insert description which must meet the requirements of condition x of this Section 46.01].

            X. The Expansion Space so elected pursuant to the Limited Expansion Option and set forth in the Expansion Election Notice must (1) if the Landlord Expansion Space Availability Notice includes Expansion Space consisting of less than two (2) full floors be all of such space except that any space which is less than a full floor need not be included in an Expansion Election Notice unless it is contiguous either to other portions of the Premises or to other Expansion Space previously or contemporaneously included in an Expansion Election Notice and (2) if the Expansion Notice includes Expansion Space consisting of two (2) full floors or more, must be a minimum of two (2) full floors and, in order to assure that all elected Expansion Space is contiguous to other portions of the Premises, all such Expansion Space set forth in any Expansion Election Notice must be contiguous (a) to the then Premises or (b) to Expansion Space previously or contemporaneously included in an Expansion Election Notice before Expansion Space which does not met the criteria set forth in clauses (2) (a) or (2) (b) may be elected pursuant to an Expansion Election Notice (e.g., with respect to the D & P Expansion Space, an

Expansion Election Notice may not include floor 24 unless either floors 20, 21, 22 and 23, as a group, or floors 25, 26 and the balance of 27, as a group, have been so elected and then are occupied by Tenant and with respect to the S & A Expansion Space, an Expansion Election Notice may not include floor 11 unless either floors 8, 9 and 10, as a group, or floors 12 and 14, as a group, have also been elected and are then occupied by Tenant).

            Y. No Expansion Election Notice may be sent by Tenant under this Article unless at the time of sending the Expansion Election Notice and on the first day of the Expansion Term (1) the most recent audited financial statement of Tenant and each of the FOCUS Reports filed with the SEC during the twelve
(12) months prior to such first day shows a net worth of not less than $185 million and a Net Capital of not less than $56 million and (2) the Expansion Election Notice is accompanied by such financial statement and FOCUS Reports.

            Z. Tenant shall not be in default under any of the terms, covenants and conditions of the Lease beyond any notice and grace period hereunder at the time it sends any Expansion Election Notice.

            Section 46.02. In the event that Tenant validly exercises a Limited Expansion Option for any Expansion Space:


            The Fixed Rent per rentable square foot with respect to such Expansion Space, payment of which shall commence on the first day of the Expansion Term, shall be an amount equal to aggregate of (A) the Fixed Rent per rentable square feet for the 28th and 29th floors and (B) the Additional Rent for Tax Escalation under Article 6 (Tax Payments) and for Expense Escalation under Article 7 (ESCALATION) per rentable square foot for the 28th and 29th floors. With respect to such Expansion Space, the Base Tax under Article 6 (TAX PAYMENTS) shall be the Real Estate Taxes for the Tax Year in which any portion of the Expansion Term shall fall and the Expense Base under Article 7 (ESCALATION) shall be the calendar year of the earliest year of the Expansion Term. The Tenants Share, as used in said Articles 6 (TAX PAYMENTS) and 7 (ESCALATION) shall be increased based upon the number of rentable square feet of said Expansion Space. The Expansion Term shall commence on the date of the tender to Tenant of Vacant Possession of the Expansion Space.

            Section 46.03. In the event Tenant validly exercises any Limited Expansion Option under this Article, the parties shall immediately be bound thereby without the execution of an amendment to this Lease; however, at the request of either party, the parties shall promptly execute and deliver a written amendment to this Lease reflecting the addition of such Expansion Space as part of the Premises for the Expansion Term, the increase of the Fixed Rent and the increase of the Tenant's Share as provided above by reason of the addition of such Expansion Space. Except for such changes, the provisions of this Lease shall apply with respect to such Expansion Space and such Expansion Space shall be and become part of the Premises. Tenant will accept possession of such Expansion Space, and the facilities thereto and improvements therein in the then "AS IS" condition on the date of delivery thereof to Tenant and, except as hereinafter provided, Landlord shall not be required to perform any work or to give Tenant any work allowance whatsoever with respect to any such Expansion Space. Notwithstanding the foregoing, in the event Landlord fails or is unable to tender Vacant Possession of all or any portion of such Expansion Space to Tenant on the proposed delivery date thereof as a result of Force Majeure, the performance by Landlord of Removal Work or the holding over of the prior tenant or otherwise, Landlord shall not be subject to any liability whatsoever for such failure or inability to tender Vacant Possession during the continuation of the Force Majeure, holding over by such prior tenant or performance of such Removal Work, but the Fixed Rent and Additional Rent shall not commence with respect to such portion of such Expansion Space until the date on which Vacant Possession thereof is actually tendered to Tenant. Notwithstanding the foregoing, if Vacant Possession of any Expansion Space is not tendered by Landlord within twelve (12) months following the stated expiration date of the existing lease of such Expansion Space, Tenant may, by notice given to Landlord after such twelve (12) month period has expired but prior to the date Vacant Possession is tendered to Tenant, elect to cancel its Expansion Election Notice but only with respect to such Expansion Space as to which such Vacant Possession has not been tendered. For purposes of computing the twelve (12) month period referred to above, the Removal Period shall not be included in such computation. Nothing herein shall operate to extend the Expiration Date for any of the Premises (including but not limited to such Expansion Space) beyond the date otherwise fixed for the expiration of the Term or of the Expansion Term, as applicable.

            Section 46.04. Time shall be expressly of the essence with respect to all notices given by Tenant under this Article, and the time periods for the giving of such notices shall not be extended for any reason whatsoever.

            Section 46.05. In the event Tenant shall fail to send to Landlord an Expansion Election Notice in response to a Landlord Expansion Space Availability Notice within the applicable time period as provided herein, Tenant shall be conclusively deemed to have failed to have exercised its Limited Expansion Option with respect to such Landlord Expansion Space Availability Notice, and Tenant agrees that no action taken subsequently by Landlord or by Tenant shall operate to revive any rights of Tenant under this Article with respect to the Expansion Space set forth in such Landlord Expansion Space Availability Notice.

            Section 46.06. Nothing contained in this Agreement or the sending to Tenant of any Landlord Expansion Space Availability Notice or the sending by Tenant of an Expansion Election Notice in response to a Landlord Expansion Space Availability Notice shall be construed (1) to grant any rights to Tenant with respect to (a) any Expansion Space prior to such space being required to be expressly included in any Landlord Expansion Space

Availability Notice or (b) any S & A Expansion Space which is either (i) not set forth in a Conditional First Renewal Term Election Notice or (ii) was set forth in a Landlord Expansion Space Availability Notice but not included in a valid Expansion Election Notice sent in response to thereto (the space described in clause (b), hereinafter the "Excluded S & A Expansion Space"), Tenant expressly acknowledging that Landlord is under no duty to cause Vacant Possession of all or any D & P Expansion Space or all or any Excluded S & A Expansion Space to be delivered to Landlord or to be required to or be able to be delivered to Landlord and that Landlord may never be required to or be able to send a Landlord Expansion Space Availability Notice with respect thereto, and that Landlord may, if it so elects in its sole discretion, actively deal in any manner with the tenant under the Debevoise & Plimpton Lease and with the tenant under the Sidley & Austin Lease in such a manner as may prevent Vacant Possession of any or all D & P Expansion Space and of all or any Excluded S & A Expansion Space from ever being so delivered or from being required to or being able to be so delivered to Landlord, (2) to prevent Landlord from negotiating with the tenant of the D & P Expansion Space or of the Excluded S & A Expansion Space or from entering into one or more leases of all or any D & P Expansion Space or all or any Excluded S & A Expansion Space or modifications of the Debevoise & Plimpton Lease or of the Sidley & Austin Lease affecting all or any D & P Expansion Space or all or any Excluded S & A Expansion Space, which lease(s) or modification(s) may contain modifications to the rental or other provisions thereof or grant renewal or extension options in favor of the tenant(s) thereunder the term of which may extend past the Term of this Lease as it may be extended, (3) to obligate Landlord to (a) refuse its consent to any proposed sublease or assignment by a tenant in possession of all or any D & P Expansion Space, or all or any Excluded S & A Expansion Space, (b) accept a surrender of any or all D & P Expansion Space or all or any Excluded S & A Expansion Space or (c) agree with the tenant of the D & P Expansion Space or of the Excluded S & A Expansion Space to cancel or modify the rights of such tenant with respect to all or any D & P Expansion Space or all or any Excluded S & A Expansion Space or (4) to obligate Landlord to evict any tenant of all or any D & P Expansion Space or of all or any Excluded S & A Expansion Space which is in default under its lease thereof, even if the effect of any such action or inaction described in clauses (1) to (4) inclusive considered singly or cumulatively, may be to preclude Vacant Possession of any D & P Expansion Space or all or any Excluded S & A Expansion Space from ever being delivered or being able to be delivered to Landlord or may otherwise materially and adversely affect the possibility of tendering of Vacant Possession of D & P Expansion Space or Excluded S & A Expansion Space to Tenant. Notwithstanding the foregoing, Landlord shall not enter into any amendment or modification of the Sidley & Austin Lease (other than with respect to the Excluded S&A Expansion Space) which shall have any adverse effect on the potential rights of Tenant to any S & A Expansion Space, although it may enter into such an amendment or modification of the Debevoise & Plimpton Lease even though such amendment or modification may have such an adverse effect with respect to the D & P Expansion Space. Landlord shall include in any Landlord Expansion Space Availability Notice all Expansion Space which (a) Landlord reasonably believes the tenant thereof will deliver Vacant Possession on a date certain prior to the stated expiration date of the term of the lease of such Expansion Space and (b) has not been included in any prior Landlord Expansion Space Availability Notice.

            Section 46.07. If an Expansion Election Notice has been validly sent by Tenant with respect to at least two (2) full floors of S & A Expansion Space and the Expansion Term with respect to such S & A Expansion Space has not commenced and if, prior to June 1, 2001 Landlord sends Tenant a Landlord 28 and 29 Availability Notice, Landlord shall, in such notice, designate two (2) floors of S & A Expansion Space which Tenant may surrender, and Tenant may, in its First 28 and 29 Renewal Term Election Notice elect to cancel its Expansion Election Notice with respect only to the two (2) floors of S & A Expansion Space so designated by Landlord.

            Section 46.08. In addition to the limitation of liability set forth in Section 46.03, Tenant expressly waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver Vacant Possession of the Expansion Space on the commencement date of the Expansion Term. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a. Any such failure to so deliver Vacant Possession shall not extend the expiration date of the Expansion Term. Notwithstanding the foregoing provisions of this Section 46.08, in the event that the failure to deliver Vacant Possession of any Expansion Space on the commencement date of the First Renewal Term is not the result of Force Majeure, the holding over of the prior tenant or the performance of Removal Work, Tenant may, not earlier than sixty (60) days after the commencement date of the First Renewal Term, elect to cancel its Expansion Election Notice but only with respect to such Expansion Space with respect to which Vacant Possession was not so delivered; provided, however, such election to cancel shall not be effective if prior thereto Landlord has tendered Vacant Possession of such S & A Expansion Space. For purposes of computing the sixty
(60) day period referred to above, the Removal Period shall not be included in such computation.

            12. Landlord represents, warrants and covenants that:

            A. (1) The Building Equipment which serves the Additional 27th Floor Premises shall be in working order on the date Vacant Possession of the Additional 27th Floor Premises shall be delivered to Tenant.


               (2) The Building Equipment which serves Expansion Space set forth in (a) a valid Expansion Election Notice or (b) a Conditional First Renewal Term Election Notice with respect to which a Renewal Termination Notice has validly withdrawn the Renewal Condition, shall be in working order on the date Vacant Possession of such Expansion Space is tendered to Tenant.

            B. No asbestos was used in the construction of the Additional 27th Floor Premises or any Expansion Space by Landlord. Landlord has no actual knowledge (as distinguished from imputed or implied knowledge) that any Hazardous Substance (as so designated on the date of execution of this Agreement) was used in the construction of the Additional 27th Floor Premises or any Expansion Space. In the event any Hazardous Substance (as so designated as of the date of execution of this Agreement) or asbestos is found in the Additional 27th Floor Premises or in any Expansion Space set forth in (a) a valid Expansion Election Notice or (b) a Conditional First Renewal Term Election Notice with respect to which a Renewal Termination Notice has validly withdrawn the Renewal Condition, Landlord shall, at its sole cost and expense, elect either to (1) remove such Hazardous Substance (as so designated as of the date of execution of this Agreement) and asbestos that is found in the Additional 27th Floor Premises or in such Expansion Space (the "Removal Work") or (2) reimburse Tenant for the reasonable cost incurred by Tenant solely to remove such Hazardous Substance and asbestos that is so found. In the event that Landlord makes the Removal Election (hereinafter defined), Landlord shall, after obtaining Vacant Possession of such Additional 27th Floor Premises or such Expansion Space, as the case may be, commence the Removal Work with reasonable promptness, given the nature of the Removal Work and the necessity to observe all safety requirements, Legal Requirements and Insurance Requirements in connection with the prosecution of such Removal Work, and thereafter prosecute to completion such Removal Work with reasonable diligence given the nature of the Removal Work and the need to comply with all safety requirements, Legal Requirements and Insurance Requirements with respect to such Removal Work. For purposes of this Agreement, (x) Removal Work shall include investigating whether Hazardous Substance (as so designated) or asbestos is present, obtaining all necessary permits and preparing to commence the physical activities in connection therewith as well as obtaining all necessary government approvals for the work to be performed and as performed and (y) the period of time during which Landlord has commenced and prosecuted such Removal Work in accordance with the foregoing standard is called the "Removal Period". For purposes of this Agreement, the election under clause 1 of this subparagraph B shall be called the "Removal Election" and the election under clause 2 under this subparagraph B shall be called the "Reimbursement Election". Landlord may make the Removal

Election or Reimbursement Election at any time within ninety (90) days after Landlord has actual (as distinguished from imputed or implied) knowledge of the presence of Hazardous Substance (as so designated) or asbestos in such Expansion Space; provided, however, if Vacant Possession is tendered to Tenant prior to Landlord's obtaining such actual knowledge, Landlord shall immediately notify Tenant of the facts of which it has actual knowledge with respect to the presence of such Hazardous Substance and be deemed to have made the Reimbursement Election.

            13. Landlord shall dedicate at least one (1) but not more than two
(2) elevators for use solely by Tenant to service those portions of the Premises designated by Tenant provided that (A) implementing such request does not violate the provisions of the Debevoise & Plimpton Lease disclosed to Tenant in connection with the negotiation of this paragraph 13 relating, among other matters, to the right of the tenant under the Debevoise & Plimpton Lease to require Landlord to dedicate up to three (3) elevators for the exclusive use of said tenant, and (B) Tenant complies with each of the following terms and conditions:

                  (i) Tenant retains, at its sole cost and expense, Schindler Elevator Corp. to report in writing to

Landlord and Tenant that the dedication desired by the Tenant is feasible. Tenant shall provide Landlord with a copy of said report promptly upon its receipt;

                  (ii) All work to be performed in connection with said dedication shall be performed by Schindler Elevator Corp. and all expenses incurred with respect to such dedication, including without limitation the cost of conversion, reprogramming and rewiring, shall be paid for by Tenant; and

                  (iii) All such work shall be performed prior to 7:00 AM and after 10:00 PM and shall comply with all of Landlord's Rules and Regulations, Landlord's customary practices, and all Legal Requirements and Insurance Requirements. Tenant shall reimburse Landlord for any cost incurred by Landlord in connection with the dedication of said elevator or elevators including, without limitation, the cost of on-the-job services requested by Tenant or required by Landlord's Rules and Regulations or Landlord's customary practices including, but not limited to, removal of waste and debris, dumpster, protection of work in progress and guard service. If Tenant requests Landlord provide on-the-job services during overtime hours, on weekends or during holidays, Landlord shall make reasonable efforts to accommodate Tenant and Tenant shall reimburse Landlord for all such overtime, weekend and holiday costs incurred.

In the event that Landlord determines, in its reasonable judgment, that by reason of damage to other elevators, or by reason of other events causing inoperability of other elevators, or during periods scheduled for maintenance of other elevators, in order to maintain adequate elevator service within any portion of the Building, revocation of such dedication is necessary, Landlord may revoke such dedication for so long as necessary, provided, however, Landlord shall, promptly after Landlord determines in its reasonable judgment that the need for such revocation has ceased, reinstate such dedication. Landlord covenants that during the Term it will (a) maintain in operation the six (6) elevators now servicing the Premises and the D & P Expansion Space (provided that the foregoing covenant shall not be claimed or deemed breached by lack of service of any of such elevators due to normal wear and tear and breakdowns, or the performing by Landlord of routine or unusual maintenance, renovation, refurbishing or repair work with respect to all or any of such six (6) elevators) and (b) notwithstanding any other provision of this Agreement, not modify the provision of the Debevoise & Plimpton Lease so disclosed to Tenant so as to either (i) require Landlord to dedicate more than three (3) elevators for the exclusive use of said tenant or (ii) otherwise limit the access of Tenant to any elevators other than the three (3) which may be so dedicated.

            14. Tenant represents that in the negotiation of this Agreement it dealt with no broker(s) other than The Peregrine White Company, Inc. (the "Broker") and no other broker participated in bringing about this Agreement. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless against any claim or liability arising out of any inaccuracy or alleged inaccuracy of the above representation. The parties hereto acknowledge that the Broker will be paid a commission in accordance with a separate agreement between Landlord and Broker. Landlord represents that to the best of Landlord's knowledge, it has not dealt with any broker other than the Broker in connection with this Agreement.

            15. Except as modified by this Agreement, the Lease shall remain in full force and effect in accordance with its terms and (except for the representations set forth therein) is hereby ratified and confirmed.

            16. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    LANDLORD:

                                    KENVIC ASSOCIATES

WITNESS:

/s/ Elizabeth A. Diaks              By: /s/ Lucille Gladstone
----------------------                  -------------------------
                                        Name: Lucille Gladstone
                                        Title: Partner

                                    TENANT

                                    INSTINET CORPORATION

WITNESS


/s/                                 By: /s/ M.A. Baxter
----------------------                  -------------------------
                                        Name: M.A. Baxter
                                        Title: Executive Vice President

                           LANDLORD' S ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 7th day of June, 1994, before me personally came Lucille Gladstone, to me known, who, being by me duly sworn, did depose and say that she is a partner in the firm of KENVIC ASSOCIATES, a New York partnership, and that she executed the foregoing instrument as and on behalf of said partnership.

                                                     /s/ Elizabeth A. Diaks
                                                     ----------------------
                                                          Notary Public
                                                       ELIZABETH A. DIAKS
                                                Notary Public, State of New York
                                                         No. 01BU4987648
                                                   Qualified in Nassau County
                                                   Commission Expires 10/21/95

                       CORPORATE TENANT'S ACKNOWLEDGEMENT

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On this 7th day of June, 1994, before me personally came M.A. Baxter, to me known, who, being by me duly sworn, did depose and say that he resides at 1 West 72nd Street, Apt. 24, New York 10023; that he is the Executive Vice President of Instinet Corporation, the corporation described in and which executed the foregoing Lease, as Tenant, and that he signed his name thereto by order of the board of that corporation' board of directors.

                                                       /s/ Howard Brown
                                                     ----------------------
                                                         NOTARY PUBLIC


                                                         HOWARD BROWN
                                               Notary Public, State of New York
                                                        No. 01BR5024906
                                                 Qualified in New York County
                                               Commission Expires March 21, 1996